DECLARATION OF TRUST
                                       OF
                          AETNA GUARANTEED EQUITY TRUST

                                TABLE OF CONTENTS

ARTICLE I  THE TRUST                                                      1

   1.1.    Name.......................................................... 1

   1.2.    Definitions....................................................2

ARTICLE II BOARD OF TRUSTEES............................................. 3

   2.1.    Number; Service............................................... 3

   2.2.    Election of Trustees at the First Meeting of Shareholders..... 3

   2.3.    Term of Office of Trustees.................................... 3

   2.4.    Termination of Service and Appointment of Trustees............ 3

   2 5.    BY-Laws....................................................... 4

   2.6.    Officers...................................................... 4

ARTICLE III POWERS OF TRUSTEES........................................... 4

   3.1.    General....................................................... 4

   3.2.    Investments................................................... 4

   3.3.    Legal Title................................................... 5

   3.4.    Borrow Money.................................................. 5

   3.5     Delegation; Committees........................................ 5

   3.6.    Collection and Payment........................................ 6

   3.7.    Expenses...................................................... 6

   3.8.    Miscellaneous Powers.......................................... 6

   3.9.    Further Powers................................................ 6

ARTICLE IV ADVISORY, MANAGEMENT AND DISTRIBUTION
                        ARRANGEMENTS..................................... 7

   4.1.    Advisory and Management Arrangements.......................... 7

   4.2.    Distribution Arrangements..................................... 7

   4.3.    Parties to Contract........................................... 7

   4.4.    Provisions for Amendments..................................... 8

ARTICLE V  LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                        TRUSTEES AND OTHERS.............................. 8

   5.1.    No Personal Liability of Shareholders, Trustees, etc.......... 8

   5.2.    Non-Liability of Trustees, and Others......................... 9

   5.3.    Indemnification............................................... 9

   5.4.    No Bond Required of Trustees................................. 11

   5.5.    No Duty of Investigation; Notice in Trust Instruments........ 11

   5.6.    Reliance on Experts.......................................... 11

ARTICLE VI SHARES OF BENEFICIAL Interest................................ 11

   6.1.    Beneficial Interest.......................................... 11

   6.2.    Series Designation........................................... 12

   6.3.    Rights of Shareholders....................................... 13

   6.4.    Trust Only................................................... 13

   6.5.    Issuance of Shares........................................... 13

   6.6.    Reqister of Shares........................................... 14

   6.7.    Transfer of Shares........................................... 14

ARTICLE VII CUSTODIANS.................................................. 14

   7.1.    Appointment and Duties....................................... 14

   7.2.    Central Certificate System................................... 15

ARTICLE VIII REDEMPTION................................................. 15

   8.1.    Redemptions.................................................. 16

   8.2.    Involuntary Redemption of Shares; Disclosure of Holding...... 16

ARTICLE IX DETERMINATION OF NET Asset VALUE, NET
           INCOME AND DISTRIBUTIONS..................................... 16

   9.1.    Net Asset Value.............................................. 16

   9.2.    Distributions to Shareholders................................ 17

   9.3.    Power to Modify Foregoing Procedures......................... 17

ARTICLE X  SHAREHOLDERS  17

   10.1.   Meetings of Shareholders..................................... 18

   10.2.   Voting Powers................................................ 18

   10.3.   Notice of Meetings........................................... 18

   10.4.   Record Date for Meetings..................................... 19

   10.5.   Proxies...................................................... 19

   10.6.   Reports...................................................... 19

   10.7.   Inspection of Records........................................ 20

   10.8.   Shareholder Action by Written Consent........................ 20

ARTICLE XI DURATION; TERMINATION OF TRUST;
           AMENDMENT; MERGERS, ETC...................................... 20

   11.1.   Duration..................................................... 20

   11.2.   Termination.................................................. 20

   11.3.   Amendment Procedure.......................................... 21

   11.4.   Merger, Consolidation and Sale of Assets..................... 22

ARTICLE XII MISCELLANEOUS............................................... 22

   12.1.   Notices...................................................... 22

   12.2.   Filing....................................................... 22

   12.3.   Resident Agent............................................... 23

   12.4.   Governing Law................................................ 23

   12.5.   Reliance by Third Parties.................................... 23

   12.6.   Provisions in Conflict With Law or Regulations............... 23

   12.7.   Trust Name................................................... 24

                              DECLARATION OF TRUST
                                       OF
                          AETNA GUARANTEED EQUITY TRUST

         THE DECLARATION OF TRUST of Aetna Guaranteed Equity Trust (the "Trust") is made the 9th day of March, 1987 by the parties signatory hereto, as trustees (the "Trustees").

                              W I T N E S S E T H :

         WHEREAS, The Trustees desire to form a trust fund, Aetna Guaranteed Equity Trust, as a Massachusetts Business Trust; and

         WHEREAS, the Trustees desire to use the Trust for the investment and reinvestment of funds contributed thereto; and

         WHEREAS, it is proposed that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest which may, at the discretion of the Trustees, be divided into separate series as herein provided;

         NOW, THEREFORE, the Trustees hereby declare that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust IN TRUST for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder as herein set forth below.

                                    ARTICLE I

                                    The Trust

         1.1.     Name

         The name of the trust created hereby (the "Trust", which term shall be deemed to include any Series of the Trust when the context requires) shall be "Aetna Guaranteed Equity Trust", and so far as may be practicable the Trustees shall conduct the activities of the Trust, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Trust or any Series thereof. Each Series of the Trust which shall be established and designated by the Trustees pursuant to Section 6.2 shall conduct its activities under such name as the Trustees shall determine and set forth in the instrument establishing such Series. Should the Trustees determine that the use of the name of the Trust or any Series is not advisable, they may select such other name for the Trust or such Series as they deem proper and the Trust or Series may conduct its activities under such other name. Any name change shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration of Trust.

         1.2.     Definitions

         As used in this Declaration of Trust, the following terms shall have the following meanings:

         The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a) (42) of the Investment Company Act of 1940, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the Investment Company Act of 1940, as amended from time to time.

         "Declaration" shall mean this Declaration of Trust as amended from time to time.

         "Fundamental Policies" shall mean the investment restrictions set forth in the Prospectus and designated as fundamental policies therein.

         "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Prospectus" shall mean the currently effective Prospectus of any Series of the Trust under the Securities Act of 1933, as amended.

         "Series" shall mean the separate series that may be established and designated pursuant to Section 6.2.

         "Shareholders" shall mean all holders of record of outstanding Shares.

         "Shares" means the equal proportionate units of interest into which the beneficial interest in any Series of the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. All reference to Shares shall be deemed to be Shares of any or all Series as the context may require.

         "Trustees" refer to the individual Trustees in their capacity as Trustees hereunder of the Trust and their successor or successors for the time being in office as such Trustees.

         "Trust Property" shall mean all property, real or personal, tangible or intangible, owned or held by or for the account of the Trust.

         "The "1940 Act" refers to the Investment Company Act of 1940 and the regulations promulgated thereunder, as amended from time to time.

                                   ARTICLE II

                                Board of Trustees

         2.1.     Number; Service

         The Board of Trustees shall consist of not less than three and not more than fifteen Trustees as determined by vote of the Board, or in the absence thereof, shall consist of the number of Trustees last elected at a meeting of Shareholders. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility. The Trustees who shall serve until the election of Trustees at the first Meeting of Shareholders shall be Donald G. Conrad, David L. Grove, James E. Mulvihill, Corine T. Norgaard and Dean E. Wolcott.

         2.2.     Election of Trustees at the First Meeting of Shareholders

         At the first meeting of Shareholders, on a date fixed by the Trustees, the Shareholders shall elect Trustees.

         2.3.     Term of Office of Trustees

         The Trustees shall hold office during the lifetime of this Trust, and until its termination as hereinafter provided; except (a) that any Trustee may resign his or her trust by written instrument signed by him or her and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement; and (d) a Trustee may be removed at any special meeting of Shareholders of the Trust by a vote of two-thirds of the outstanding Shares or by written instrument signed by the holders of at least two-thirds of the outstanding shares.

         2.4.     Termination of Service and Appointment of Trustees

         In case of the death, resignation, retirement, removal or mental or physical incapacity of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit. Such appointment shall be effected by the signing of a written instrument by a majority of the Trustees in office. Within three months of such appointment, the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his address as recorded on the books of the Trust. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in the number of Trustees. As soon as any Trustee so appointed shall have accepted this Trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance. Any appointment authorized by this Section 2.4 is subject to the provisions of Section 16(a) of the 1940 Act.

         2 5.     By-Laws

         The Trustees may adopt and from time to time or amend or repeal By-Laws for the conduct of the business of the Trust.

         2.6.     Officers

         The Trustees shall annually elect a President, one or more Vice-Presidents, a Secretary and a Treasurer and may elect such other officers as they deem appropriate. The Trustees may authorize the President or any Vice President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The President shall be a Trustee. The general powers of the officers shall be set forth in the By-Laws.

                                   ARTICLE III

                               Powers of Trustees

         3.1.     General

         The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust or any Series thereof to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting such discretion and power. Such powers of the Trustees may be exercised without order of or resort to any court.

         3.2.     Investments

         The Trustees shall have power, subject to any applicable limitation in this Declaration of Trust and in the By-Laws of the Trust, to:

                  (a) conduct, operate and carry on the business of an investment company;

                  (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, preferred and common stocks, futures contracts and options to buy or sell futures contracts and other securities, including, without limitation, options to buy or sell securities, securities issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government or by any bank, savings institution, corporation or other business entity organized under the laws of the United States and, to the extent provided in the Prospectus and not prohibited by the Fundamental Policies, organized under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which any Series of the Trust may invest should the investment policies set forth in the Prospectuses or the Fundamental Policies be amended.

         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust or any Series, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         3.3.     Legal Title

         Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust or any Series thereof is appropriately protected.

         Upon the resignation, removal or death of a Trustee, that Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         3.4.     Borrow Money

         Subject to the Fundamental Policies and the Trust By-Laws, the Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust or any Series thereof, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

         3.5      Delegation; Committees

         The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate to committees of Trustees or to officers, employees or agents of the Trust, the doing of such things and the execution of such instruments as the Trustees may deem expedient, to the same extent as such delegation is permitted to directors of a Massachusetts business corporation and is permitted by the 1940 Act.

         3.6.     Collection and Payment

         The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust or any Series thereof; and to enter into releases, agreements and other instruments.

         3.7.     Expenses

         The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are necessary to carry out any of the purposes of this Declaration, and to charge or allocate the same to, between or among such one or more of the Series that may be established and designated pursuant to
Section 6.2, as the Trustees deem fair, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable, as well as reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

         3.8.     Miscellaneous Powers

         The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof, provided that the selection and retention of independent public accountants be done in a manner consistent with the 1940 Act;
(b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust or any Series thereof against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust (e) to the extent permitted by law and the By-Laws indemnify any Person with whom the Trust or any Series thereof has dealings, including any adviser, administrator, manager, underwriter, transfer agent, custodian and selected dealers with respect to any Series, to such extent as the Trustees shall determine; (f) guarantee indebtedness or contractual obligations of others; and (g) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept.

         3.9.     Further Powers

         The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust, made by the Trustees in good faith shall be conclusive. The Trustees will not be required to obtain any court order to deal with the Trust Property.

                                   ARTICLE IV

               Advisory, Management and Distribution Arrangements

         4.1.     Advisory and Management Arrangements

         Subject to a Majority Shareholder Vote, the Trustees may in their discretion enter into advisory, administration or management contracts whereby the other party to such contract shall undertake to furnish the Trustees with advisory, administrative and management services. Notwithstanding any contrary provisions of this Declaration, the Trustees may authorize any adviser, administrator or manager (subject to such instructions as the Trustees may adopt) to effect purchases, sales, loans or exchanges of portfolio securities of any Series of the Trust on behalf of the Trustees, or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such adviser, administrator or manager (and all without further action by the Trustees). Any purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

         4.2.     Distribution Arrangements

         The Trustees may enter into contracts providing for the sale of the Shares of the Trust or any Series of the Trust to net the Trust not less than the net asset value per share. The Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws. The contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

         4.3      Parties to Contract

         Any contract of the character described in Section 4.1 and 4.2 of this
Article IV or in Article VII may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, Trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same person (including a firm, corporation, trust, or associations) may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VII, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.3.

         4.4.     Provisions for Amendments

         Any contract entered into pursuant to Section 4.1 and 4.2 of this
Article IV shall be consistent with and subject to the requirements of Section 15 of the 1940 Act with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract entered into pursuant to Section 4.1 shall be effective unless assented to by a Majority Shareholder Vote of the Applicable Series.

                                    Article V

         Limitations of Liability of Shareholders, Trustees and Others

         5.1.     No Personal Liability of Shareholders, Trustees, etc

         No Shareholder shall be subject to any personal liability to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust or any Series thereof, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of a duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust or any Series thereof. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not on account thereof be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

         5.2.     Non-Liability of Trustees, and Others

         No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, any series, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent for any action or failure to act (including the failure to compel in any way any former or acting Trustee to redress any breach of trust), except upon a showing of bad faith, willful misfeasance, gross negligence or reckless disregard of duties.

         5.3.     Indemnification

                  (a) Every person who is or was a Trustee, officer or employee of this Trust or a director, officer or employee of any corporation which he served at the request of this Trust (and his firm, executors and administrators) shall have a right to be indemnified by this Trust against all liability and reasonable expenses incurred by him in connection with or resulting from any claim, action, suit or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a Trustee, officer or employee of this Trust or a director, officer or employee of such corporation, provided (1) said claim, action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (2) in the absence of such final determination vindicating him on the merits, the Board shall determine that he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; said determination to be made (i) by the Board, by a majority vote of a quorum consisting of disinterested Trustees; or (ii) if such quorum is not obtainable or if a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion, or (iii) by the Shareholders.

                  (b) For purposes of the preceding subsection: (1) "liability and reasonable expense" shall include, but not be limited to, reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (2) "claim, action, suit or proceeding" shall include every such claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial or investigative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit or proceeding; (3) a settlement, plea of nolo contendre, consent judgment, adverse civil judgment, or conviction shall not of itself create a presumption that the conduct of the person seeking indemnification did not meet the standard of conduct set forth in subsection (2) hereof.

                  (c) Notwithstanding the foregoing, the following additional limitations shall apply with respect to any action by or in the right of the Trust: (1) no indemnification shall be made in respect of any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Trust unless the court which made such a finding, or any other court of equity in the county where the Trust has its principal office determines that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for some or all of such expenses; and (2) indemnification shall extend only to reasonable expenses, including reasonable counsel's fees and disbursements, and shall not include judgments, fines and amounts paid in settlement.

                  (d) The right of indemnification shall extend to any person otherwise entitled to it under this Article whether or not that person continues to be a Trustee, officer or employee of this Trust or a director, officer or employee of such corporation at the time such liability or expense shall be incurred. The right of indemnification shall extend to the legal representative and heirs of any person otherwise entitled to indemnification. If a person meets the requirements of this Article with respect to some matters in a claim, action, suit or proceeding, but not with respect to others, he shall be entitled to indemnification as to the former. Expenses incurred in defending an action, suit or proceeding may be paid by the Trust in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case: (1) upon receipt of an undertaking for which security has been provided by or on behalf of the Trustee, director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Trust as authorized in this Article, or (2) if the Trust is at the time of such advance insured against losses arising by reason of the advance.

                  (e) This Article shall not exclude any other rights of indemnification or other rights to which any Trustee, officer, or employee may be entitled to by contract, vote of the Shareholders or as a matter of law. If any clause, provision or application of this Section 5.3 shall be determined to be invalid, the other clauses, provisions or applications of this section shall not be affected, but shall remain in full force and effect.

                  (f) The Trust shall have the power to purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a director, officer, employee or agent of a corporation, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Trust would have the power to indemnify him or her against such liability under the provisions of this Article.

         5.4.     No Bond Required of Trustees

         No Trustee shall be obligated to give any bon or other security for the performance of any of his or her duties.

         5.5.     No Duty of Investigation; Notice in Trust Instruments

         No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent regarding the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, or security of the Trust or any Series, and every other act in connection with the Trust or any Series shall be conclusively taken to have been executed or done only by persons acting in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, undertaking, instrument, or security of the Trust or any Series made or issued by the Trustees or by any officers, employees or agents of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Shareholders, Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable thereunder, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         5.6.     Reliance on Experts

         Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any adviser, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                          Shares of Beneficial Interest

         6.1.     Beneficial Interest

         The beneficial interest in the Trust shall at all times be divided into transferable Shares, without par value, each of which shall represent an equal proportionate interest in the Trust with each other Share outstanding, none having priority or preference over another. The number of

Shares which may be issued is unlimited. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares plus any fraction of a Share. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

         6.2.     Series Designation

         The Trustees, in their discretion from time to time, may authorize the division of Shares into two or more Series, each Series relating to a separate portfolio of investments. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined by the Trustees; provided, that there may be variations between different Series as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Series shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be shares of any or all Series as the context may require.

         If the Trustees shall divide the Shares into two or more Series, the following provisions shall be applicable:

         (a) The number of Shares of each Series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series required by the Trust at their discretion from time to time.

         (b) The power of the Trustees to invest and reinvest the Trust Property of each Series that may be established shall be governed by Section 3.2 of this Declaration.

         (c) All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

         (d) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

         (e) The establishment and designation of any Series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth the establishment and designation of such Series. Such instrument shall also set forth any rights and preferences of such Series which are in addition to the rights and preferences of Shares set forth in this Declaration. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

         6.3.     Rights of Shareholders

         The ownership of the Trust Property and the right to conduct any business described in this declaration are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal or conversion rights (except for rights of appraisal specified in Section 11.4).

         6.4.     Trust Only

         It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust.

         6.5.     Issuance of Shares

         The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount not less than par value and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any Series into a greater or lesser number without thereby changing the proportionate beneficial interests in such Series of the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiples thereof.

         6.6.     Reqister of Shares

         A register shall be kept at the principal office of the Trust which shall contain the names and addresses of the Shareholders, the number of Shares (with respect to each Series that may have been established) held by them and a record of all transfers thereof. Separate registers shall be established and maintained for each Series of the Trust. Each such register shall be conclusive as to who are the holders of the Shares of the applicable Series and who shall be entitled to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to such Shareholder as herein provided, until such Shareholder has given his address to an officer or agent of the Trustees as shall keep the register for entry thereon. Certificates will not be issued for the Shares.

         6.7.     Transfer of Shares

         Shares shall be transferable on the records of the Trust only by the record holder thereof or by the record holder's agent thereto duly authorized in writing, upon delivery to the Trustees of a duly executed instrument of Transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as the Trustees may reasonably require. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

         Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence to the Trustees, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes and neither the Trustees nor registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

                                   ARTICLE VII

                                   Custodians

         7.1.     Appointment and Duties

         The Trustees shall at all times employ a custodian or custodians who shall meet the qualifications for custodians for portfolio securities of investment companies contained in the

1940 Act. As custodians with respect to each Series of the Trust, separate custodians may be employed for the different Series of the Trust. Any custodian, acting with respect to one or more Series, shall have authority as agent of the Trust or the Series with respect to which it is acting, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act:

                  (1) to hold the securities owned by the Trust or the Series and deliver the same upon written order;

                  (2) to receive any moneys due to the Trust or the Series and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

                  (3) to disburse such funds upon orders or vouchers;

                  (4) if authorized by the Trustees, to keep the books and
            accounts of the Trust or the Series and furnish clerical and accounting services; and

                  (5) if authorized to do so by the Trustees, to compute the net income of the Trust or the Series;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote of the Series for which the Custodian is acting, the custodian shall deliver and pay over all property.of the Trust held by it as specified in such vote.

         The Trustees may also authorize each custodian to employ one or more sub-custodians to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

         7.2.     Central Certificate System

         Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust or the Series in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the custodian at the direction of the Trustees.

                                  ARTICLE VIII

                                   Redemption

         8.1.     Redemptions

         All outstanding Shares of any Series of the Trust may be redeemed at the option of the Shareholders thereof, upon and subject to the terms and conditions provided in this Article VIII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder of a particular Series, redeem or repurchase from such Shareholder outstanding Shares of such Series for an amount per share determined by the application of a formula adopted for such purpose by the Trustees with respect to such Series (which formula shall be consistent with the 1940 Act); provided that (a) such amount per share shall not exceed the cash equivalent of the proportionate interest of each share in the assets of the Series of the Trust at the time of the purchase or redemption and (b) if so authorized by the Trustees, the Trust, to the extent permitted under the 1940 Act, may charge fees for effecting such redemption, at such rates as the Trustees may establish, to the extent permitted under the 1940 Act, and, from time to time, pursuant to such Act, suspend such right of-redemption. The procedures for effecting redemption shall be as set forth in the Prospectus with respect to the applicable Series from time to time.

         8.2      Involuntary Redemption of Shares; Disclosure of Holding

         The Trustees shall have the power to require the redemption of Shares of any Shareholder of any Series if at any time the account does not have a minimum dollar value, determined by the Trustees in their sole discretion, at a redemption price determined in accordance with Section 8.1 or to impose monthly service charges on such accounts. If the Trustees shall in good faith be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption a number, or principal amount, of Shares or other securities of the Trust sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would, in the opinion of the Trustees, result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with Section 8.1.

         The holders of Shares or other securities of the Trust shall upon demand, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code or with the requirements of any other taxing authority.

                                   ARTICLE IX

         Determination of Net Asset Value, Net Income and Distributions

         9.1.     Net Asset Value

         The net asset value of each outstanding Share of each Series of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act, with respect to each Series. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the prospectus with respect to the applicable Series. The power and duty to make the daily calculations for any Series may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other persons as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

         9.2.     Distributions to Shareholders

         The Trustees shall from time to time distribute ratably among the Shareholders of any Series such proportion of the net profits, surplus (including paid-in surplus), capital, or assets with respect to such Series held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders of any Series additional Shares of such Series in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders of any Series such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate for such Series.

         Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof under generally accepted accounting principles, the above provisions shall be interpreted to give the Trustees the power to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

         9.3.     Power to Modify Foregoing Procedures

         Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe such other bases and times for determining the per share net asset value of the Shares or net income of any Series, or the declaration and payment of dividends and distributions as they may deem necessary to enable the Trust to comply with any provision of the 1940 Act, or the requirements of any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

                                    ARTICLE X

                                  Shareholders

         10.1.    Meetings of Shareholders

                  (a) Meetings. Meetings of the Shareholders shall be held, at such place within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. Such Meetings of the Shareholders may be called by the Trustees or the President of the Trust and shall be called by the Trustees upon written request of Shareholders of any Series owning in the aggregate at least one-fourth of the outstanding Shares of such Series entitled to vote.

                  (b) Quorum. At any Shareholder meeting, unless otherwise provided by law, this Declaration, or the by-laws, the presence in person or by proxy of a majority of the votes entitled to be cast constitutes a quorum, and a majority of the votes so present is sufficient to approve any matter properly before the meeting.

         10.2.    Voting Powers

         The Shareholders shall have power to vote (i) for the election of Trustees as provided in Section 2.2; (ii) for the removal of Trustees as provided in Section 2.3(d); (iii) with respect to any investment adviser or sub-investment adviser as provided in section 4.1; (iv) with respect to any termination or reorganization of the Trust as provided in Sections 11.2, 11.3, and 11.4; (v) with respect to the amendment of this Declaration of Trust as provided in Section 11.3; (vi) to the same extent as the shareholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; and (vii) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration of the Trust or its shares with the Securities and Exchange Commission or any State, or as the Trustees may consider desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or the BY-Laws of the Trust to be taken by Shareholders. Any matter affecting a particular Series, including without limitation matters affecting the investment advisory arrangements or investment policies or restrictions of a Series, shall not be deemed to have been effectively acted upon unless approved by the required vote of the Shareholders of such Series. Notwithstanding the foregoing, to the extent permitted by the 1940 Act, each Series shall not be required to vote separately on the selection of independent public accountants, the election of Trustees or any submission with respect to a contract with a principal underwriter or distributor.

         10.3.    Notice of Meetings

         Notice of each meeting of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Secretary by mail to each Shareholder at his or her registered address, mailed at least 10 days and not more than 60 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice.

         10.4.    Record Date for Meetings

         For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 60 days prior to the date of any meeting of Shareholders or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments, which shall be governed by Section 9.2.

         10.5.    Proxies

         At any meeting of Shareholders, any holder of Shares entitled to vote may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

         10.6.    Reports

         The Trustees shall cause to be prepared with respect to each Series at least annually a report of operations containing a balance sheet and statement of income and undistributed income of the applicable Series prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements of the applicable Series. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act. The Trustees shall, in addition, furnish to the Shareholders at least semiannually interim reports containing an unaudited balance sheet of the Series as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

         10.7.    Inspection of Records

         The records of the Trust shall be open to inspection By Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

         10.8.    Shareholder Action by Written Consent

         Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE XI

            Duration; Termination of Trust; Amendment; Mergers, Etc.

         11.1.    Duration

         Subject to possible termination in accordance with the provisions of
Section 11.2 hereof, the Trust created hereby shall continue until the expiration of 20 years after the death of the last survivor of the initial Trustees named herein and the following named persons:

Name                           Address                           Date of Birth
----                           -------                           -------------
Tyler V. Hill                  85-Ledyard Rd.                    2/25/75
                               West Hartford, CT 06117

Rebecca D. Ellis               130 Country View Drive            5/19/77
                               South Windsor, CT 06074

         11.2.    Termination

                  (a) The Trust may be terminated by the affirmative vote of the holders of not less than two-thirds of the Shares of each Series of the Trust at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares. Any Series may be terminated by vote or written consent of holders of not less than two-thirds of the shares of such Series or as provided upon the establishment of the Series. Upon the termination of the Trust,

         (i) The Trust or such Series shall carry on no business except for the purpose of winding up its affairs.

         (ii) The Trustees shall proceed to wind up the affairs of the Trust or such Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or such Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or such Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote or consent of the holders of a majority of the Shares entitled to vote.

         (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property of any Series, in cash or in kind or partly in each, among the Shareholders of any Series, according to their respective rights.

                  (b) After termination of the Trust or any Series and distribution to the Shareholders, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of any Series of the Trust, the Trustees shall be discharged from all further liabilities and duties with respect to such Series, and the rights and interests of all Shareholders shall cease.

         11.3.    Amendment Procedure

                  (a) This Declaration may be amended by the affirmative vote of the holders of not less than a majority of the Shares at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of such Shares. The Shareholders of each Series shall have the right to vote separately on amendments to this Declaration to the extent provided by
Section 10.2. The Trustees may also amend this Declaration without the vote or consent of Shareholders as provided in Section 6.2(e) or if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations, or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

                  (b) No amendment may be made, under Section 11.3 (a) above, which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares of each Series. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust, or to permit assessments upon Shareholders.

                  (c) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

         Notwithstanding any other provision hereof, until the first meeting of the shareholder or shareholders of the Trust, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         11.4.    Merger, Consolidation and Sale of Assets

         The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares of each Series, or by an instrument in writing without a meeting, consented to by the holders of not less than two-thirds of the Shares of each Series. Any Series may so merge, consolidate or effect a sale or exchange of assets by the vote or written consent of not less than two-thirds of the Shares of such Series. Any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. In respect of any such merger, consolidation, sale or exchange of assets, any Shareholder shall be entitled to rights of appraisal of his Shares to the same extent as a shareholder of a Massachusetts business corporation in respect of a merger, consolidation, sale or exchange of assets of a Massachusetts business corporation, and such rights shall be his exclusive remedy in respect of his or her dissent from any such action.

                                   ARTICLE XII

                                  Miscellaneous

         12.1.    Notices

         Whenever under applicable law, this Declaration or the By-Laws, notice is required to be given to any Trustee, committee member, officer or Shareholder, such notice may be given, in the case of Shareholders, by mail by depositing the same in a United States post office or letter box, in a postpaid, sealed wrapper, addressed to such Shareholder, at such address as appears on the books of the Trust, and, in the case of Trustees, committee members and officers, by telephone, or by mail or by telegram to the last business or home address known to the Secretary. Such notice shall be deemed given when mailed, telegraphed or telephoned.

         12.2.    Filing

         This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, containing the original Declaration and all amendments made, may be executed by a majority of the Trustees and shall, upon filing with the State Secretary of the Commonwealth of Massachusetts be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

         12.3.    Resident Agent

         The Trust shall maintain a resident agent in the Commonwealth of Massachusetts, which agent shall initially be CT Corporation System, 2 Oliver Street, Boston, Mass. 02109. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the Commonwealth.

         12.4.    Governing Law

         This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts. The rights of all parties and the validity and construction of every provision shall be subject to and construed according to the laws of said State, and reference shall be specifically made to the business corporation law of the Commonwealth of Massachusetts as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

         12.5.    Reliance by Third Parties

         Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust or any Series thereof, (c) the establishment of any Series, (d) the due authorization of the execution of any instrument or writing, (e) the form of any vote passed at a meeting of Trustees or Shareholders, (f) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (g) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (h) the existence of any fact or facts which in any manner relate to the affairs of the Trust or any Series, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

         12.6.    Provisions in Conflict With Law or Regulations

                  (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction, and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

         12.7.    Trust Name

         The Trust is adopting its name by permission of Aetna Life and Casualty Company, and the Trust's right to use the name "Aetna" is subject to the right of Aetna Life and Casualty Company or its assigns to elect that the Trust stop using the name "Aetna" in any literature or reference whatsoever, in the event that the securities portfolio of any Series of the Trust shall cease to be managed by Aetna Life and Casualty Company or some other corporation controlled by, or affiliated with it. The use by this Trust of the name "Aetna" shall in no way prevent Aetna Life and Casualty Company, or any corporation or other entity controlled by or affiliated with said company or its respective successors or assigns, from using or permitting the use of the name "Aetna" for, by or in connection with any other entity or business, whether or not the same directly or indirectly competes or conflicts with this Trust or its business in any manner.

         IN WITNESS WHEREOF, the undersigned have executed this instrument the day and year first above written.

       /s/ Donald G. Conrad                      /s/ James E. Mulvihill
------------------------------------       ------------------------------------
           Donald G. Conrad                          James E. Mulvihill

       /s/ David L. Grove                        /s/ Corine T. Norgaard
------------------------------------       ------------------------------------
           David L. Grove                            Corine T. Norgaard

                               /s/Dean E. Wolcott
                      -----------------------------------
                                  Dean E. Wolcott

State of Connecticut       )
                              ss
County of Hartford         )

         I hereby certify that on March 9, 1987 before me, the subscriber, a Notary Public of the State of Connecticut, in and for the County of Hartford, appeared Donald G. Conrad, James E. Mulvihill, David L. Grove, Corine T. Norgaard and Dean E. Wolcott who acknowledged the foregoing Declaration of Trust to be their voluntary act and deed.


                                          /s/Jane C. Verona
                        -----------------------------------------------------
                                            Notary Public

                    TRUSTEES


NAME                                 ADDRESS
----                                 -------
Donald G. Conrad                     151 Famington Avenue
                                     Hartford, Connecticut  06156

David L. Grove                       5 The Knoll
                                     Armonk, New York

James E. Mulvihill                   Vice President for Health Affairs
                                     University of Conn. Health Center
                                     Farmington, Connecticut  06032

Corine T. Norgaard                   School of Business Administration
                                     University of Connecticut
                                     Storrs, Connecticut  06268

Dean E. Wolcott                      151 Famington Avenue
                                     Hartford, Connecticut  06156